Exhibit 10.1

EQUITY GRANT PROGRAM

FOR

NONEMPLOYEE DIRECTORS UNDER THE

COINSTAR, INC.

2011 INCENTIVE PLAN

(Effective as of June 1, 2011)

The following provisions set forth the terms of the equity grant program (the “Program”) for nonemployee directors of Coinstar, Inc. (the “Company”) under the Company’s 2011 Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1.	Eligibility

Each director of the Company elected or appointed to the Board who is not otherwise an employee of the Company or of any Related Company (a “Nonemployee Director”) shall be eligible to receive Options and Restricted Stock grants (individually, a “Restricted Stock Grant”) under the Plan, as discussed below.

2.	Options

a.	Option Grants

i.	Annual Option Grants

Immediately following each Annual Meeting of Stockholders, each Board member who is then a Nonemployee Director shall automatically be granted an Option (an “Annual Option Grant”), as follows:

(1) the Chairman of the Board, if he or she is a Nonemployee Director, shall automatically be granted an Option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $50,000, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein, and

(2) each other Nonemployee Director shall automatically be granted an Option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $35,000, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein.

ii.	Prorated Option Grants

Beginning after the 2011 Annual Meeting of Stockholders, upon a Nonemployee Director’s initial election or appointment to the Board on a date other than the date of an Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Option Grant (a “Prorated Option Grant”), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

b.	Vesting and Exercisability

Each Annual Option Grant shall vest and become exercisable in equal monthly installments over the period from the date of grant until the first anniversary of the date of grant, at which time the Annual Option Grant shall be fully vested and exercisable.

Each Prorated Option Grant shall vest and become exercisable in full on the first anniversary of the date of grant for the then last Annual Option Grant granted hereunder.

Subject to the vesting and exercisability schedule described above, each Option may be exercised in whole or in part at any time; provided, however, that an Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Compensation Committee.

c.	Option Exercise Price

The exercise price of an Option shall be equal to the Fair Market Value of the Common Stock on the date of grant.

d.	Manner of Option Exercise

An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be, to the extent permitted by applicable laws and regulations, in whole or in part:

i.	cash;

ii.	check or wire transfer;

iii.

having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

iv.

tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Nonemployee Director that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

v.

so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

vi.	such other consideration as the Compensation Committee may permit.

e.	Term of Options

The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ten (10) years from the date of grant (the “Expiration Date”). In the event of a Nonemployee Director’s Termination of Service, the Option shall terminate on the earlier of the Expiration Date or the date twelve (12) months following the date of Termination of Service. In any and all circumstances, an Option may be exercised following a Termination of Service only as to that number of shares as to which it was exercisable on the date of Termination of Service under the provisions of Section 2(b) above.

3.	Restricted Stock Awards

a.	Grant of Restricted Stock

i.	Annual Restricted Stock Grant

Immediately following each Annual Meeting of Stockholders, each Board member who is then a Nonemployee Director shall automatically be granted a Restricted Stock Grant (the “Annual Restricted Stock Grant”), as follows:

(1) the Chairman of the Board, if he or she is a Nonemployee Director, shall automatically be granted an Annual Restricted Stock Grant with a value of $105,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein; and

(2) each other Nonemployee Director shall automatically be granted an Annual Restricted Stock Grant with a value of $75,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded down to the nearest whole share, on the terms and conditions set forth herein.

ii.	Prorated Restricted Stock Grant

Beginning after the 2011 Annual Meeting of Stockholders, upon a Nonemployee Director’s initial election or appointment to the Board on a date other than the date of an Annual Meeting of Stockholders, each such Nonemployee Director shall automatically be granted a prorated Annual Restricted Stock Grant (a “Prorated Restricted Stock Grant”), based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last Annual Meeting of Stockholders.

b.	Vesting of Restricted Stock

Each Annual Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant.

Each Prorated Restricted Stock Grant shall fully vest and no longer be subject to forfeiture to the Company on the first anniversary of the date of grant for the then last Annual Restricted Stock Grant granted hereunder.

In the event of a Nonemployee Director’s Termination of Service prior to vesting of a Restricted Stock Grant, the shares subject to such unvested Restricted Stock Grant will be forfeited to the Company.

4.	Effect of a Change of Control

In the event of a Change of Control, each outstanding Option granted hereunder shall become fully vested and exercisable, and all restrictions or forfeiture provisions applicable to each outstanding Restricted Stock Grant granted hereunder shall lapse, immediately prior to the Change of Control and shall terminate at the effective time of the Change of Control.

5.	Amendment

The Compensation Committee may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Nonemployee Director, impair or diminish any rights of a Nonemployee Director under an outstanding award.

6.	Effective Date

The Program shall become effective upon adoption by the Compensation Committee. The Compensation Committee may terminate the Program or any portion of the Program at any time.

Provisions of the Plan (including any amendments) that are not discussed above, to the extent applicable to Nonemployee Directors, shall continue to govern the terms and conditions of any grants to Nonemployee Directors under the Program.